As filed with the Securities and Exchange Commission on January 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0226984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16220 North Scottsdale Road, Suite 500

Scottsdale, AZ 85254

(623) 445-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy R. Anderson

Executive Vice President and Chief Financial Officer

16220 North Scottsdale Road, Suite 500

Scottsdale, AZ 85254

(623) 445-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David P. Lewis

Kevin E. Criddle

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

(480) 606-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share
Preferred Stock, $0.0001 par value per share
Debt Securities
Total			$100,000,000	$12,980

(1)

An indeterminate number of the securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement with a maximum aggregate offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately. In addition, pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(2)

The proposed maximum offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and for each class in reliance on General Instruction II.D of Form S-3. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.
(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated by multiplying the maximum aggregate offering price of all securities being registered hereunder by 0.0001298.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2020

PROSPECTUS

UNIVERSAL TECHNICAL INSTITUTE, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

We may offer and sell from time to time in one or more offerings any combination of common stock, preferred stock or debt securities in amounts, at prices and on the terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000.

This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “UTI”.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission (“SEC”) that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition and results of operations may have changed since those dates. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Universal,” “UTI,” the “Company” and similar designations refer to Universal Technical Institute, Inc. and its consolidated subsidiaries. We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

•	failure of our schools to comply with the extensive regulatory requirements for school operations;

•	our failure to maintain eligibility for federal student financial assistance funds;

•	continued Congressional examination of the for-profit education sector;

•	a disruption in our ability to process student loans under the Federal Direct Loan Program;

•	regulatory investigations of, or actions commenced against, us or other companies in our industry;

•	changes in the state regulatory environment or budgetary constraints;

•	our failure to improve underutilized capacity at certain of our campuses;

•	enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions;

•	our failure to maintain and expand existing industry relationships and develop new industry relationships with our industry customers;

•	our ability to update and expand the content of existing programs and develop and integrate new programs in a cost-effective manner and on a timely basis;

•	our failure to effectively identify, establish and operate additional schools, programs or campuses;

•	our principal stockholder owns a significant percentage of our capital stock, is able to influence certain corporate matters and could in the future gain substantial control over our company;

•	loss of our senior management or other key employees; and

•	risks related to other factors discussed in this prospectus, including those described in the section entitled “Risk Factors.”

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, by these cautionary statements.

iii

THE COMPANY

We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians, as well as welders and CNC machining technicians, as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.

We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500 Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our website is www.uti.edu. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Disclosure Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes. General corporate purposes may include, among other things, working capital, capital expenditures and acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending the uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is only a summary of its material provisions. We encourage you to read our Amended and Restated Bylaws, Restated Certificate of Incorporation, Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock and Certificate of Designation, Preference and Rights of Series E Junior Participating Preferred Stock, which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 700,000 are designated as Series A preferred stock (the “Series A Preferred Stock”) and 100,000 are designated as Series E Junior Participating Preferred Stock (the “Series E Preferred Stock”).

As of January 23, 2020, there were 25,744,718 shares of our common stock, 700,000 shares of our Series A Preferred Stock and no shares of our Series E Preferred Stock issued and outstanding.

The transfer agent and registrar for the common stock is Computershare Inc. The transfer agent and registrar’s address is Computershare, P.O. Box 505000, Louisville, KY 40233-5000.

Common Stock

Voting Rights

Each share of common stock entitles its holder to one vote. Shares of common stock vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in our Restated Certificate of Incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the shares of our issued and outstanding capital stock on an as-converted basis present in person or represented by proxy and entitled to vote on the subject matter, voting as a single class. Subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances, directors must be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors.

Dividends

Each share of common stock entitles its holder to receive dividends and other distributions in cash, stock or property as declared by our board of directors, subject to any preferential rights of any outstanding shares of preferred stock and other provisions in our Restated Certificate of Incorporation.

Other Rights

On liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to creditors and holders of preferred stock, if any, all holders of common stock are entitled to receive a pro rata amount of any distribution of the remaining assets.

No shares of common stock are subject to redemption or conversion or have preemptive rights to purchase additional shares of common stock or other securities of ours.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of common stock.

Undesignated Preferred Stock

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

•	restricting dividends on common stock;

•	diluting the voting power of common stock;

•	impairing the liquidation rights of common stock; or

•	delaying or preventing our change in control without further action by our stockholders.

Our board of directors is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative or noncumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

Series A Preferred Stock

On June 24, 2016, we issued and sold 700,000 shares of our Series A Preferred Stock to Coliseum Holdings I, LLC (“Coliseum”) for a total purchase price of $70,000,000 pursuant to a Securities Purchase Agreement (the “Preferred Stock Financing”). In connection with the Preferred Stock Financing, we filed with the office of the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Certificate of Designations”), which sets forth the rights and preferences of the Series A Preferred Stock. The description below provides a summary of certain material terms of the Series A Preferred Stock set forth in the Series A Certificate of Designations.

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock and each other junior class or series of shares that we may issue in the future. The Series A Preferred Stock will rank junior to any future indebtedness.

We may pay a noncumulative cash dividend on each share of Series A Preferred Stock at a rate of 7.5% per year on the liquidation preference then in effect (“Cash Dividend”). Such dividend shall be paid before any dividends would be declared or paid to common stockholders or other junior stockholders. If we do not declare and pay a Cash Dividend, the liquidation preference on the Series A Preferred Stock shall be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by the total of the Cash Dividend rate then in effect plus 2.0% per year (an “Accrued Dividend”). If and to the extent declared, Cash Dividends are payable semi-annually in arrears on September 30 and March 31 of each year, and will begin to accrue on the first day of the applicable dividend period.

The Series A Preferred Stock includes participation rights such that, in the event that we pay a dividend or make a distribution on our outstanding common stock, we will also pay to each holder of the Series A Preferred Stock a dividend on an as converted to common stock basis.

If we are required or elect to obtain Regulatory Approval (as defined below) and such approval is not obtained within the time periods set forth in the Series A Certificate of Designations, the dividend rates with respect to the Cash Dividend and the Accrued Dividend will be increased by 5.0% per year, not to exceed a maximum of 14.5% per year. In the event that we ultimately obtain Regulatory Approval after expiration of the time periods set forth in the Series A Certificate of Designations, the increased dividend rates with respect to the Cash Dividend and Accrued Dividend would be reversed.

In the event of voluntary or involuntary liquidation, dissolution or winding up of our company, holders of the Series A Preferred Stock are entitled to receive, before any distribution or payment to the holders of any common or junior stock, an amount per share of Series A Preferred Stock equal to the liquidation preference then in effect, which would include any Accrued Dividends. Alternatively, the holder may choose to receive the amount that would be payable per share of common stock issued upon conversion of the Series A Preferred Stock immediately prior to such liquidation event. The initial liquidation preference under the Series A Certificate of Designations was $100 per share, the original issue price of the Series A Preferred Stock.

Mergers (regardless of whether we remain the surviving entity), a sale of substantially all of our assets or any other recapitalization, reclassification or other transaction in which substantially all of our common stock is exchanged or converted into cash or other property are considered “Deemed Liquidation Events.” The Series A Certificate of Designations provides that, in the case of a Deemed Liquidation Event, each holder of the Series A Preferred Stock shall be entitled to receive the liquidation amount they would receive under a normal liquidation event; however, the liquidation amount must be in the same form of consideration as is payable to the holders of our common stock.

Holders of shares of Series A Preferred Stock will be entitled to vote with the holders of shares of our common stock on an as-converted basis. The holders of Series A Preferred Stock may vote only to an extent not to exceed 4.99% of the aggregate voting power of all of our voting stock outstanding on the issue date of June 24, 2016 (the “Voting Cap”), until such time that we receive necessary Regulatory Approval to remove the Voting Cap. Additionally, a majority of the voting power of the Series A Preferred Stock must approve certain significant actions, including, among others, the amendment to any provision of our Restated Certificate of Incorporation or Amended and Restated Bylaws in a manner adverse to the rights, preferences, privileges or voting powers of the Series A Preferred Stock; the increase of the number of members of our board of directors above twelve members; the issuance of certain equity securities; the repurchase, redemption or acquisition of our common stock; the incurrence of debt other than in a form required by a regulatory agency; the consummation of certain acquisitions, mergers or other such transactions; and the sale or license of material assets. The Series A Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of common stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03, and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (collectively, the “Regulatory Approval”).

The conversion rate for each share of the Series A Preferred Stock into our common stock will be calculated by dividing the liquidation preference then in effect by the conversion price then in effect. The conversion price as currently in effect for the Series A Preferred Stock is $3.33 per share. The conversion price is subject to adjustment upon the occurrence of certain common stock events, as defined in the Series A Certificate of Designations, including stock splits, reverse stock splits or the issuance of common stock dividends. Shares of the Series A Preferred Stock are convertible into common stock at the conversion rate at any time at the option of the holder. Prior to receiving Regulatory Approval, the Series A Preferred Stock may be converted only to the extent that the number of shares of our common stock issued upon conversion does not, in the aggregate, exceed 4.99% of the total shares of common stock outstanding on the issue date of June 24, 2016 (the “Conversion Cap”).

If at any time after June 24, 2019, the volume weighted average price of our common stock equals or exceeds 2.5 times the conversion price of the Series A Preferred Stock for a period of 20 consecutive trading days (the “Conversion Trigger”), we may, at our option and subject to obtaining any required Regulatory Approval, require that any or all of the then outstanding shares of Series A Preferred Stock be automatically converted into our common stock at the conversion rate. We may not elect to effectuate a conversion during certain time periods, including the closed trading window periods in which any director or executive officer of our company is prohibited by us to directly or indirectly purchase, sell or otherwise acquire or transfer any of our equity securities. If we are unable to obtain the necessary Regulatory Approval to remove the Conversion Cap within 120 days of giving our notice of intent to convert, we would have the option to redeem all shares of the Series A Preferred Stock at a premium, and during the time periods, each as set forth in the Series A Certificate of Designations.

Upon a change of control, at the written election by the holders of a majority of the then outstanding shares of Series A Preferred Stock, we shall declare and pay a special cash dividend in the amount equal to either 1.5 or 2.0 times the Cash Dividend rate, depending on the type of change in control, multiplied by the liquidation preference per share then in effect.

We have the ability to redeem the Series A Preferred Stock at any time after June 24, 2019, provided that the Conversion Trigger has not been met on the date of our redemption notice. After receiving our redemption notice, the holders of the Series A Preferred Stock will be able to convert their shares into common stock if neither the Voting Cap nor the Conversion Cap is in effect. If the holders of the Series A Preferred Stock do not provide notice of conversion within 10 days of receipt of our redemption notice, the redemption will proceed at a price per share equal to the product of the then current conversion rate and 2.5 times the conversion price. If either the Voting Cap or the Conversion Cap is in effect at the date of our redemption notice, the holders of a majority of the then outstanding shares of the Series A Preferred Stock may request that we obtain the necessary Regulatory Approval for its removal. If the necessary Regulatory Approval is not obtained within 120 days of such request, we have the ability to effectuate the redemption at a price per share equal to the product of the then current conversion rate and the greater of 2.5 times the conversion price and the 20-day volume weighted average price of our common stock measured at the close of business on the business day immediately preceding the date of redemption.

After June 24, 2026, we will have the ability to redeem the Series A Preferred Stock in whole or in part at any time. After receiving our redemption notice, the holders of the Series A Preferred Stock will then be able to convert their shares into common stock if neither the Voting Cap nor the Conversion Cap is in effect. If the holders of the Series A Preferred Stock do not provide notice of conversion within 10 days of receipt of our redemption notice, the redemption will proceed at a price per share equal to the liquidation preference then in effect. If either the Voting Cap or the Conversion Cap is in effect at the date of our redemption notice, the holders of a majority of the then outstanding shares of the Series A Preferred Stock may request that we obtain the necessary Regulatory Approval for its removal. If the Regulatory Approval is not obtained within 120 days of such request, we have the ability to effectuate the redemption at a price per share equal to the greater of the liquidation preference then in effect per share and the product of the then current conversion rate and the closing price of our common stock on the date immediately preceding the date of such redemption. If at any time prior to our redemption, the necessary Regulatory Approval is obtained, the holders of the Series A Preferred Stock have the option to convert such shares into our common stock.

The conversion price of the Series A Preferred Stock is subject to certain customary anti-dilution protections should we effect certain common stock events, such as stock splits, stock dividends or subdivisions, reclassifications or combinations of our common stock. In such events, the conversion price will be adjusted in a proportionate manner to the change in outstanding shares of common stock immediately preceding and immediately after the event.

We are required, at all times, to reserve and keep available out of our authorized and unissued shares of common stock the number of shares that would be issuable upon conversion of all Series A Preferred Stock, assuming that the Conversion Cap does not apply. If this reserve is not sufficient at any point to allow for full conversion, we are required to take action to increase our pool of authorized but unissued shares.

Pursuant to the Series A Certificate of Designations, for so long as Coliseum, its affiliates or any of its or its affiliates’ transferees approved by us beneficially own at least a majority of the then outstanding shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock, by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, shall have the right to designate one member to our board of directors who, subject to applicable law and regulations (including NYSE listing standards), may be appointed to a minimum of two committees of our board of directors.

Series E Preferred Stock

On June 29, 2016, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of our common stock. The dividend was payable to holders of record as of the close of business on July 11, 2016. The specific terms of the Rights are contained in the Rights Agreement, dated as of June 29, 2016 (as amended, the “Rights Agreement”), by and between the Company and Computershare Inc., as rights agent. Our board of directors authorized the adoption of the Rights Agreement to protect against any potential future use of coercive or abusive takeover techniques and to help ensure that our stockholders are not deprived of the opportunity to realize the full and fair value of their investment. In general terms, and subject to certain exceptions, the Rights Agreement restricted any person or group from acquiring beneficial ownership of 15% or more of the outstanding common stock, or, in the case of any person or group that owns 15% or more of the outstanding common stock on the date of announcement of our entry into the Rights Agreement, an additional 0.25% of the shares of common stock. The Rights Agreement expired on February 21, 2017, pursuant to the terms of that certain Amendment to Rights Agreement dated February 21, 2017 by and between the Company and Computershare Inc., as rights agent.

In connection with our entry into the Rights Agreement, we filed a Certificate of Designations, Preference and Rights of Series E Junior Participating Preferred Stock (“Series E Certificate of Designations”) with the office of the Secretary of State of the State of Delaware, which sets forth the rights and preferences of the Series E Preferred Stock. The Series E Certificate of Designations initially designated 100,000 shares of Series E Preferred Stock. Our board of directors may authorize and issue additional shares of Series E Preferred Stock, from time to time, without obtaining consent of the holders of shares of Series E Preferred Stock. The description below provides a summary of certain material terms of the Series E Preferred Stock set forth in the Series E Certificate of Designations.

The Series E Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock, subject to the prior and superior rights of any series of preferred stock. The Series E Preferred Stock ranks junior to all other series of preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

We may pay quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment as provided in the Series E Certificate of Designations, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock. The Series E Certificate of Designations provides that, at any time after June 29, 2016 (the “Rights Dividend Declaration Date”), in the event we (i) declare any dividend on our common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding common stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. As long as dividends or distributions payable to the Series E preferred Stock are in arrears, we are restricted from declaring or paying dividends on, making any other distributions on, or redeeming or purchasing or otherwise acquiring for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock

The shares of Series E Preferred Stock are not redeemable. Each share of Series E Preferred Stock shall entitle the holder to 1,000 votes on all matters submitted to a vote of our stockholders. Except as otherwise provided in the Series E Certificate of Designations or by law, the holders of shares of Series E Preferred Stock and the holders of shares of common stock are entitled to vote together as one class on all matters submitted to a vote of our stockholders.

Anti-Takeover Effects of Our Restated Certificate of Incorporation, Amended and Restated Bylaws, Series E Certificate of Designations and Delaware Law

Some provisions of Delaware law, our Restated Certificate of Incorporation, Amended and Restated Bylaws and Series E Certificate of Designations could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Classified Board of Directors

Our Restated Certificate of Incorporation provides that our board of directors will be divided into three classes. The term of each class of directors expires at the end of the third annual meeting of stockholders following the annual meeting at which such director was elected. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Size of Board and Vacancies

Our Amended and Restated Bylaws provide that the number of directors on our board of directors will be fixed or changed by resolution of a majority of our board of directors. Except as otherwise provided by a certificate of designations, newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, removal from office or other cause will be filled solely by the majority vote of our remaining directors in office.

No Stockholder Action by Written Consent

Our Restated Certificate of Incorporation provides that subject to the rights of holders of preferred stock to act by written consent, any stockholder action may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Amendment of Our Amended and Restated Bylaws

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our bylaws may only be amended by resolution adopted by a majority of our board of directors, except for certain provisions concerning take-over or change of control which may only be amended with the affirmative vote of two-thirds of the members of our board of directors.

Amendment of Our Restated Certificate of Incorporation

Our Restated Certificate of Incorporation provides (i) except as otherwise required by law notwithstanding any other provision in the Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, Articles V (Board of Directors), VI (Limitation of Liability of Directors), VII (Calling of Special Meeting of Stockholders), VIII (Stockholder Action by Written Consent) and X (Amendment of Certificate of Incorporation).

Stockholder Meetings

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that except as otherwise required by law and subject to the rights of holders of preferred stock, if any, a special meeting of our stockholders may be called only by the chairman of our board of directors, our board of directors pursuant to a resolution adopted by a majority of the total number of directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships or a committee that is duly designated by our board of directors and shall be called by our Secretary by written request.

No business other than that stated in the notice of a special meeting of stockholders may be transacted at such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or after the anniversary, such notice must be delivered, by the later of the 10th day after the annual meeting is announced or 90 days prior to the date of such meeting, and the business must be a proper matter for stockholder action. Among other things the stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Exchange Act, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns.

In general, only such business may be conducted at a special meeting of stockholders as brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary not earlier than 120 days before the meeting nor later than the later of 90 days prior to the meeting and the 10th day after the meeting is announced.

Only such persons who are nominated in accordance with the procedures set forth in our Amended and Restated Bylaws may be eligible to serve as directors and only such business may be conducted at a meeting of stockholders as brought before the meeting in accordance with the procedures set forth in our Amended and Restated Bylaws. Except as otherwise required by our governing documents, the chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our amended and restated bylaws and, if any proposed nomination or business is not in compliance with our Amended and Restated Bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our Restated Certificate of Incorporation subjects us to Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our capital stock.

No Cumulative Voting

Our Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting in the election of our board of directors.

Issuance of Series E Preferred Stock

Our board of directors may issue Series E Preferred Stock to protect against any potential future use of coercive or abusive takeover techniques. The Series E Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up or dissolution, ranks senior to our common stock, subject to the prior and superior rights of any series of preferred stock. Each share of Series E Preferred Stock shall entitle the holder to 1,000 votes on all matters submitted to a vote of our stockholders. Except as otherwise provided in the Series E Certificate of Designations or by law, the holders of shares of Series E Preferred Stock and the holders of shares of common stock are entitled to vote together as one class on all matters submitted to a vote of our stockholders. Our ability to issue of Series E Preferred Stock may discourage hostile takeovers. For a description of our Series E Preferred Stock, see the section entitled “Description Of Our Capital Stock – Preferred Stock – Series E Preferred Stock.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our Common Stock or other securities of ours. Conversion may be mandatory or at the lender’s option and would be at prescribed conversion rates.

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the “indenture”) is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

•

the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

•	the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

•

if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

•

any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

•	any provisions relating to conversion of the series of debt securities; and

•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers’ certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchaser’s ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

•

default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

•	default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization applicable to us; and

•

any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is applicable.

PLAN OF DISTRIBUTION

We may sell the offered securities covered by this prospectus:

•	to underwriters for resale to the public or to investors;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities;

•	through agents to the public or to investors;

•	directly to investors; or

•	through a combination of any of the above methods of sale, any other methods described in a prospectus supplement or any other method permitted by law.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular series or issue of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, and the effectiveness of Universal Technical Institute, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our investor relations website under the heading “Investor Relations” at www.uti.edu. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 6, 2019; and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020;

•

the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 28, 2020, under the heading “Proposal 4 — Approval of Conversion and Voting of Series A Preferred Stock”;

•	our Current Reports on Form 8-K, filed with the SEC on October 21, 2019 and January 9, 2020; and

•

our Registration Statements on Form 8-A12B filed on  December 8, 2003, June  30, 2016 and February 22, 2017, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.uti.edu under the heading “Investor Relations”. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

16220 North Scottsdale Road, Suite 500

Scottsdale, AZ 85254

(623) 445-9500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Prospectus

    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by us (except any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of the securities registered hereunder).

SEC Registration Fee		$12,980
Printing Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Transfer Agent Fees and Expenses	$	*
Miscellaneous	$	*

Total	$	*

*  Fees and expenses (other than the SEC registration fee) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

•	for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that we shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law.

The indemnification provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Exhibit Title

1.1†	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Universal Technical Institute, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on December 23, 2004)

3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2016)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment to Registration Statement on Form S-1 filed with the SEC on November 12, 2003)

4.2	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on June 24, 2016)

4.3	Certificate of Designation, Preferences and Rights of Series E Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on June 30, 2016.)

4.4	Registration Rights Agreement dated June 24, 2016 by and between the Registrant and Coliseum Holdings I, LLC (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant on June 24, 2016)

4.5	Rights Agreement, dated as of June 29, 2016, by and between the Registrant and Computershare Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant on June 30, 2016)

4.6	Amendment to Rights Agreement, dated as of February 21, 2017, by and between the Registrant and Computershare Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant on February 21, 2017)

4.7†	Specimen Preferred Stock Certificate

4.8*	Form of Indenture

4.9†	Form of Debt Security

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this registration statement)

24.1*	Powers of Attorney (included on the signature page of this registration statement)

25.1†	Statement of Eligibility of Trustee on Form T-1 for Debt Securities.

†	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference.
*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (v)(ii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Universal Technical Institute, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona on January 29, 2020.

UNIVERSAL TECHNICAL INSTITUTE, INC.

/s/ Jerome A. Grant
Jerome A. Grant
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Jerome A. Grant and Troy Anderson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant, Universal Technical Institute, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Jerome A. Grant Jerome A. Grant	Chief Executive Officer (Principal Executive Officer)	January 29, 2020

/s/ Troy R. Anderson Troy R. Anderson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2020

/s/ Robert T. DeVincenzi Robert T. DeVincenzi	Chairman of the Board	January 29, 2020

/s/ David A. Blaszkiewicz David A. Blaszkiewicz	Director	January 29, 2020

/s/ Kimberly J. McWaters Kimberly J. McWaters	Director	January 29, 2020

/s/ William J. Lennox, Jr. William J. Lennox, Jr.	Director	January 29, 2020

/s/ Dr. Roderick R. Paige Dr. Roderick R. Paige	Director	January 29, 2020

/s/ Roger S. Penske Roger S. Penske	Director	January 29, 2020

/s/ Christopher S. Shackelton Christopher S. Shackelton	Director	January 29, 2020

/s/ Linda J. Srere Linda J. Srere	Director	January 29, 2020

/s/ Kenneth R. Trammell Kenneth R. Trammell	Director	January 29, 2020

/s/ John C. White John C. White	Director	January 29, 2020